JPMORGAN TAX AWARE ENHANCED INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/04/02	Wachovia Asset Securitization, Inc.

Shares            Price         Amount
8,550,000	  $100.00	$8,550,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.22       N/A 	0.71%	          0.84%

Broker
Wachovia Securities, Inc.

Underwriters of Wachovia Asset Securitization, Inc.

Underwriters     	                Principal Amount
Wachovia Securities, Inc		 $1,050,000,000
Credit Suisse Boston Corp.		     75,000,000
J.P. Morgan Securities, Inc.                 75,000,000
                                           ------------
Total                                    $1,200,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/12/02	Countrywide Financial

Shares            Price         Amount
9,925,000	  $99.65  	$9,890,262.50

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.30        N/A	1.32%	          3.06%

Broker
Banc One Capital Markets, Inc.

Underwriters of Countrywide Financial

Underwriters*     	                Principal Amount
Total					    $750,000,000

*Underwriters and principal amounts were not available at time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/08/03	CIT Group, Inc.

Shares            Price         Amount
11,100,000	  $99.525	$11,047,275

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.35       N/A 	2.22%	          2.46%

Broker
Salomon Brothers, Inc.

Underwriters of CIT Group, Inc.

Underwriters     	                Principal Amount
Citigroup Global Markets, Inc.		   $200,000,000
UBS Warburg LLC				    200,000,000
BNP Paribas Securities Corp.                 20,000,000
Goldman, Sachs & Co.			     20,000,000
J.P. Morgan Securities, Inc.		     20,000,000
Wachovia Securities, Inc.		     20,000,000
Mizuho International PLC		     10,000,000
SG Cowen Securities Corporation		     10,000,000
                                           ------------
Total                                      $500,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/04/03	Federal National Mortgage Association

Shares            Price         Amount
143,500,000	  $99.902  	$143,359,370

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.13       N/A 	7.18%	          15.07%

Broker
First Boston Brokerage

Underwriters of Federal National Mortgage Association

Underwriters     	                Principal Amount
Credit Suisse First Boston LLC             $475,000,000
Citigroup Global Markets, Inc.		    475,000,000
First Tennessee Bank National Association   475,000,000
Morgan Stanley & Co., Inc.	            150,000,000
Lehman Brothers, Inc.			     75,000,000
Bear, Stearns & Co., Inc.                    50,000,000
Deutsche Bank Securities, Inc.		     50,000,000
Goldman, Sachs & Co.			     50,000,000
HSBC Securities (USA), Inc.		     50,000,000
J.P. Morgan Securities, Inc.		     50,000,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.  50,000,000
UBS Securities LLC                           50,000,000
                                           ------------
Total                                    $2,000,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/02/03	MBNA Corporation

Shares            Price         Amount
6,700,000	  $99.844  	$6,689,548

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.40        N/A	2.68%	          6.00%

Broker
BA Securities Incorporated

Underwriters of MBNA Corporation

Underwriters*     	                Principal Amount
Total				            $250,000,000

*Underwriters and principal amounts were not available at time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/03/03	AmeriCredit Automobile
                Receivables Trust 2003-CF A3

Shares            Price         Amount
25,250,000	  $99.996	$25,248,990

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.22       N/A 	13.43%	          16.04%

Broker
Deutsche Morgan Grenfell

Underwriters of AmeriCredit Automobile
                Receivables Trust 2003-CF A3

Underwriters     	                Principal Amount
Deutsche Bank Securities, Inc.		   $131,600,000
J.P. Morgan Securities, Inc.		     18,800,000
Lehman Brothers, Inc.                        18,800,000
Wachovia Securities, Inc.		     18,800,000
                                           ------------
Total                                      $188,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/24/03	Florida Power and Light Group

Shares            Price         Amount
7,150,000	  $99.95  	$7,146,425

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.23       N/A 	3.58%	          7.83%

Broker
Salomon Brothers, Inc.

Underwriters of Florida Power and Light Group

Underwriters     	                Principal Amount
Banc of America Securities LLC              $40,000,000
Citigroup Global Markets, Inc.		     40,000,000
J.P. Morgan Securities, Inc.                 40,000,000
Wachovia Capital Markets LLC	             40,000,000
Banc One Capital Markets, Inc.               10,000,000
Barclays Capital, Inc.                       10,000,000
The Royal Bank of Scotland PLC  	     10,000,000
Scotia Capital (USA), Inc.		     10,000,000
                                           ------------
Total                                      $200,000,000